Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Michael A. Gerlich, Vice President and Chief Financial Officer of Gastar Exploration Ltd. (the “Company”), hereby certify that the accompanying Quarterly Report on Form 10-Q for the three months ended June 30, 2012 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 7, 2012

/S/ MICHAEL A. GERLICH
Michael A. Gerlich
Vice President and Chief Financial Officer